UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2010

SUSTAINABLE ENVIRONMENTAL TECHNOLOGIES CORPORATION
(Exact name of Registrant as specified in its charter)

California	000-254888	33-0230641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2377 W. Foothill Blvd.
Suite #18
Upland, CA 91786
(Address of principal executive offices, including zip code)

(435) 608-1344
(Registrant's telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2010, our Board of Directors approved employment agreements effective November 1, 2010 with the following executives of the Company:

•	Bob Glaser – Chief Executive Officer and President

•	Cynthia Glaser – Controller, Principal Accounting Officer and Treasurer

•	Keith Morlock – Manager of Pro-Water LLC and Corporate Secretary

According to the terms of the new agreements, the foregoing officers (1) annual base salaries remain unchanged: Mr. Glaser $120,000, Mr. Morlock $120,000, and Mrs. Glaser $76,000; (2) have the opportunity for base salary increases, annual cash and stock option bonuses based on Company performance metrics; and (3) will receive certain expense reimbursement.

If any of the officers are terminated without cause, as defined in the agreements, such officer shall be entitled to a payment of 8 months of then current base salary (6 months for Mrs. Glaser) and will receive acceleration of vesting of outstanding stock options issued pursuant to the agreements.

All prior agreements and understandings with the foregoing officers in regards to employment or consulting work have been terminated without penalty in favor of these current employment agreements.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Bob Glaser Employment Agreement
10.2	Cynthia Glaser Employment Agreement
10.3	Keith Morlock Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sustainable Environmental Technologies Corporation

By:	/s/ Bob Glaser
Bob Glaser
Title:	Chief Executive Officer

Dated: November 4, 2010